UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):December 10, 2025
GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
919 E. HILLSDALE BLVD., SUITE 250
FOSTER CITY, CALIFORNIA 94404
(Address of principal executive offices, including zip code)
(650) 473-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05     Costs Associated with Exit or Disposal Activities.

On December 16, 2025, Geron Corporation (the “Company”) began implementation of a strategic restructuring plan intended to position the Company for long-term value creation for patients and shareholders and improve its financial discipline (the “Plan”). The Company’s Board of Directors unanimously approved the Plan on December 10, 2025. As part of the Plan, the Company will implement a reduction in workforce of approximately one-third of its current approximately 260 employees (the “RIF”). The Company began notifying affected employees on December 16, 2025, and expects the RIF to be substantially complete in the first quarter of 2026.

The Company estimates that it will incur approximately $18 million in restructuring and restructuring-related charges, consisting primarily of one-time employee severance payments, healthcare and related benefits, and other employee-related costs. The Company anticipates that the restructuring charges will impact its results of operations during the fourth quarter of 2025 and first quarter of 2026, and that most of the cash payments will occur through the first quarter of 2026. The restructuring charges are not currently anticipated to include any non-cash charges associated with equity-based compensation or otherwise.

The restructuring charges and the timing of the charges that the Company expects to incur in connection with the Plan are subject to a number of estimates and assumptions, and actual results may differ materially. The Company may also incur additional costs or charges not currently contemplated due to events that may occur as a result of, or that are associated with, the Plan.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. These forward-looking statements include, but are not limited to, statements about: the percentage reduction in organizational headcount; the timing of completion of the RIF; the Company’s expectations regarding the expected results and anticipated benefits of the Plan; whether the Company will be able to create long-term value for patients and shareholders and improve financial discipline; and the Company’s estimates regarding the amount, timing and nature of the restructuring charges. There can be no assurance that the Plan or the RIF will have the intended effect on the Company’s operational results and strategic decisions, or that any anticipated charges and any anticipated cost savings associated with the Plan will achieve its intended benefits. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction may have an adverse impact on the Company’s business and results of operations. Reference is also made to other factors detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2025, and subsequent filings and reports by Geron. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events, or circumstances.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:December 16, 2025	By:	/s/ Michelle Robertson
	Name:	Michelle Robertson
	Title:	Executive Vice President,
Chief Financial Officer and Treasurer